AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2007
                            (SEC File No. 333-136755)

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM SB-2/A
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            CIGMA METALS CORPORATION
                  (Name of small business issuer in its charter)


          FLORIDA                       1040                     98-0203244
---------------------------      ---------------------       -------------------
(State or Other Jurisdiction      (Primary Standard            (IRS Employer
    of incorporation or               Industrial )           Identification No.)
       organization              Classification Code

                                                        LARS PEARL
       1 EDITH PLACE, COOLUM BEACH,             1 EDITH PLACE, COOLUM BEACH,
        QUEENSLAND, AUSTRALIA 4573              QUEENSLAND, AUSTRALIA, 4573

        TELEPHONE: +61 4111 56177                TELEPHONE: +61 4111 56177
        FACSIMILE: +61-7-54716370                FACSIMILE: +61-7-54716370
---------------------------------------    -------------------------------------
 (Address and telephone of registrant's     (Name, address and telephone number
             executive office                      of agent for service)

                  Copies of all communications and notices to:
                              JOSEPH SIERCHIO, ESQ.
                           SIERCHIO GRECO & GRECO, LLP
                                720 FIFTH AVENUE
                            NEW YORK, NEW YORK 10019
                            TELEPHONE: (212) 246-3030
                            FACSIMILE: (212) 246-2225

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [X]

If this Form is filed to register additional securities for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

                               CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
SECURITIES TO BE        NUMBER OF           PROPOSED           PROPOSED         REGISTRATION FEE
REGISTERED          SHARES REGISTERED       MAXIMUM             MAXIMUM
                         (1) (2)         OFFERING PRICE   OFFERING PRICE (3)
                                         PER  SHARE (3)
-------------------------------------------------------------------------------------------------
Shares of Common
Stock Par Value             8,000,000   $           1.05  $         8,400,000  $          899.00
$0.0001 per Share
-------------------------------------------------------------------------------------------------
Shares of Common
Stock Par Value             8,000,000   $           0.75            6,000,000  $          642.00
  $0.0001 per
   Share(4)
-------------------------------------------------------------------------------------------------
    Total                  16,000,000                  -  $        14,400,000  $     1,532.00 (5)
-------------------------------------------------------------------------------------------------

(1) The 8,000,000 shares were issued in connection with two private placements of 8,000,000 units completed by the registrant in May 2006. Each Unit was comprised of one share of the Company's common stock, $0.0001 par value per share and one stock purchase warrant, each warrant entitling the holder to purchase one additional common share of the Company at a price of US $0.675 per share for a period of one year from the closing date of the placement and at a price of US $0.75 per share for a period of one year commencing on the first anniversary of the closing date of the Private Placement.

(2) All of the 16,000,000 shares being registered are offered by the Selling Stockholders. Accordingly, this registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933; the closing sale price of our stock on August 16, 2006, as quoted on the National Association of Securities Dealers, Inc.'s Pink Sheets was $1.05. It is not known how many shares will be purchased under this registration statement or at what price shares will be purchased.

(4) Shares to be issued upon exercise of the warrants constituting a part of the Units.

(5) Previously paid


REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(A), MAY DETERMINE.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following Exhibits are attached hereto:

EXHIBIT DESCRIPTION OF EXHIBIT AND FILING REFERENCE NUMBER

3.1.1   Certificate of Incorporation, incorporated by reference to the Form 10-SB12G filed on
        September 16, 1999 (SEC File No. 000-27355-99712713). *

3.1.2   Certificate of Amendment to the Certificate of Incorporation, incorporated by reference to the Form 10-SB12G filed on September 16, 1999 (SEC File No. 000-27355-99712713). *

3.2.1   By-laws, incorporated by reference to the Form 10-SB12G filed on September 16, 1999
        (SEC File No. 000-27355-99712713). *

5.1     Opinion of Sierchio Greco & Greco, LLP, regarding the legality of the securities being registered. *

10.1.1  Haldeevskaya Joint Activity Agreement dated August 30, 2004, incorporated by reference to the Form 10-KSB filed on June 6, 2006 (SEC File No. 000-27355-06888704). *

10.1.2 Amendment to Haldeevskaya Joint Activity Agreement dated April 22, 2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006
        (SEC File No. 000-27355-06888704). *

10.1.3  Amendment to Haldeevskaya Joint Activity Agreement dated December 31, 2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006
        (SEC File No. 000-27355-06888704). *

10.1.4  Amendment to Haldeevskaya Joint Activity Agreement dated July 7, 2006, incorporated by reference to the Form 10-QSB filed on August 14, 2006, 2006
        (SEC File No. 000-27355-061028644). *

10.2.1  Tugoyakovka Joint Activity Agreement dated June 17, 2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006 (SEC File No. 000-27355-06888704). *

10.2.2 Amendment to Tugoyakovka Joint Activity Agreement dated December 31, 2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006
        (SEC File No. 000-27355-06888704). *

10.2.3  Amendment to Tugoyakovka Joint Activity Agreement dated July 7, 2006, incorporated by reference to the Form 10-QSB filed on August 14, 2006
        (SEC File No. 000-27355-061028644). *


                                        3

23.1    Consent of Sierchio Greco & Greco, LLP (included in Exhibit 5.1) *

23.2    Consent dated February 2, 2007 of Dale Matheson Carr-Hilton LaBonte

23.3    Consent dated January 29, 2007 of Ernst & Young LLP*

23.4    Consent dated January 29, 2007 of Moore Stephens Ellis Foster Ltd.*

99.1    Corporate Governance Principles, incorporated by reference to the Form 10-KSB filed on November 4, 2004 (SEC File No. 000-27355-041117794). *

99.2    Change in Registrant's Certifying Accountant, incorporated by reference to the Form 8-K filed on February 8, 2006 (SEC File No. 000-27355-06588386). *

--------
   *    Previously filed


ITEM  28.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) For purposes of determining liability under the Securities Act of 1933 to any purchaser:

     (i) if the registrant is relying Rule 430B,

          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
          (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
          (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer, and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other that prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

   (5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Coolum Beach, Queensland, Australia, on the February 2, 2007.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

----------------------------------------------------------------------------------
Name                          Title                               Date
----------------------------  ----------------------------------  ----------------
BY:/S/"LARS PEARL"            Chief Executive Officer, Principal  February 2, 2007
-----------------             Accounting Officer and Director
LARS PEARL, ATTORNEY IN FACT

----------------------------  ----------------------------------  ----------------
ROBERT BIAGIONI               Director                            February 2, 2007
BY:/S/"LARS PEARL"
------------------
LARS PEARL, ATTORNEY IN FACT

----------------------------  ----------------------------------  ----------------
WALDEMAR MUELLER              Director                            February 2, 2007
BY:/S/"LARS PEARL"
------------------
LARS PEARL, ATTORNEY IN FACT

----------------------------  ----------------------------------  ----------------
ROBERT IAN RIGG               Director                            February 2, 2007
BY:/S/"LARS PEARL"
------------------
LARS PEARL, ATTORNEY IN FACT

----------------------------  ----------------------------------  ----------------
AGUSTIN GOMEZ DE SEGURA       Director                            February 2, 2007
BY:/S/"LARS PEARL"
------------------
LARS PEARL, ATTORNEY IN FACT

----------------------------------------------------------------------------------

                            Cigma Metals Corporation
                       Registration Statement on Form SB-2
                               File No 333-136755.
                                Index to Exhibits

3.1.1   Certificate of Incorporation, incorporated by reference to the Form 10-SB12G filed on
        September 16, 1999 (SEC File No. 000-27355-99712713). *

3.1.2   Certificate of Amendment to the Certificate of Incorporation, incorporated by reference to the Form 10-SB12G filed on September 16, 1999 (SEC File No. 000-27355-99712713). *

3.2.1   By-laws, incorporated by reference to the Form 10-SB12G filed on September 16, 1999
        (SEC File No. 000-27355-99712713). *

5.1     Opinion of Sierchio Greco & Greco, LLP, regarding the legality of the securities being registered *

10.1.1  Haldeevskaya Joint Activity Agreement dated August 30, 2004, incorporated by reference to the Form 10-KSB filed on June 6, 2006 (SEC File No. 000-27355-06888704). *

10.1.2 Amendment to Haldeevskaya Joint Activity Agreement dated April 22, 2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006
        (SEC File No. 000-27355-06888704). *

10.1.3  Amendment to Haldeevskaya Joint Activity Agreement dated December 31, 2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006
        (SEC File No. 000-27355-06888704). *

10.1.4  Amendment to Haldeevskaya Joint Activity Agreement dated July 7, 2006, incorporated by reference to the Form 10-QSB filed on August 14, 2006
        (SEC File No. 000-27355-061028644). *

10.2.1  Tugoyakovka Joint Activity Agreement dated June 17, 2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006 (SEC File No. 000-27355-06888704). *

10.2.2 Amendment to Tugoyakovka Joint Activity Agreement dated December 31, 2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006
        (SEC File No. 000-27355-06888704). *

10.2.3  Amendment to Tugoyakovka Joint Activity Agreement dated July 7, 2006, incorporated by reference to the Form 10-QSB filed on August 14, 2006
        (SEC File No. 000-27355-061028644). *

23.1    Consent of Sierchio Greco & Greco, LLP (included in Exhibit 5.1) *

23.2    Consent dated February 2, 2007 of Dale Matheson Carr-Hilton LaBonte

23.3    Consent dated January 29, 2007 of Ernst & Young LLP*

23.4    Consent dated January 29, 2007 of Moore Stephens Ellis Foster Ltd.*

99.1    Corporate Governance Principles, incorporated by reference to the Form 10-KSB filed on November 4, 2004 (SEC File No. 000-27355-041117794). *

99.2    Change in Registrant's Certifying Accountant, incorporated by reference to the Form 8-
        K filed on February 8, 2006 (SEC File No. 000-27355-06588386). *

-------
    *   Previously filed